UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 28, 2026
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Exelon Corporation (“Exelon” or the “Company”) was held on April 28, 2026. Shareholders of record as of March 2, 2026, were entitled to receive notice and vote at the Annual Meeting.

The following tables present the votes cast with respect to each item of business properly presented at the meeting.

1.Each of the nominees for election to the Board of Directors were elected based on the following votes:

DIRECTOR	FOR	%FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
W. Paul Bowers	819,989,796	96.8%	27,354,597	1,239,043	72,355,634
Calvin G. Butler, Jr.	840,779,094	99.2%	6,520,210	1,284,132	72,355,634
Marjorie Rodgers Cheshire	818,877,241	96.6%	28,462,918	1,243,277	72,355,634
David DeWalt	841,136,910	99.3%	6,160,676	1,285,850	72,355,634
Linda Jojo	786,667,114	92.8%	60,671,031	1,245,291	72,355,634
Charisse Lillie	839,495,545	99.1%	7,811,074	1,276,817	72,355,634
Anna Richo	834,116,409	98.4%	13,206,199	1,260,828	72,355,634
Matthew Rogers	834,892,665	98.5%	12,467,845	1,222,926	72,355,634
Bryan Segedi	828,769,510	97.8%	18,503,034	1,310,892	72,355,634

2.The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for 2026 was approved based upon the following votes:

FOR	%FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
818,550,440	89.0%	101,107,041	1,281,589	N/A

3.The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

FOR	%FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
764,185,640	90.5%	80,018,716	4,379,080	72,355,634

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Colette D. Honorable
Colette D. Honorable
Executive Vice President, Chief Legal Officer, Compliance and Corporate Secretary

April 30, 2026